Ex-99.B(h)(3)

TRANSFER AGENCY AND SERVICE AGREEMENT

SCHEDULE A

List of Wells Fargo Advantage Funds

Wells Fargo Funds Trust

100% Treasury Money Market Fund

Aggressive Allocation Fund

Asia Pacific Fund

Asset Allocation Fund

Balanced Fund

C&B Large Cap Value Fund

C&B Mid Cap Value Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Tax-Free Money Market Fund

California Tax-Free Money Market Trust

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund

Corporate Bond Fund

Discovery Fund

Diversified Bond Fund

Diversified Equity Fund

Diversified Small Cap Fund

Dividend Income Fund

Dow Jones Target 2010 Fund1 (formerly, Outlook 2010 Fund)

Dow Jones Target 2020 Fund1 (formerly, Outlook 2020 Fund)

Dow Jones Target 2030 Fund1 (formerly, Outlook 2030 Fund)

Dow Jones Target 2040 Fund1 (formerly, Outlook 2040 Fund)

Dow Jones Target Today Fund1 (formerly, Outlook Today Fund)

Emerging Markets Focus Fund

Endeavor Large Cap Fund

Endeavor Select Fund

Enterprise Fund

Equity Income Fund

Equity Index Fund

Equity Value Fund

Government Money Market Fund

Government Securities Fund

Growth Fund

[1]	On March 31, 2006 the Board of Trustees approved changes to the overall structure, day-to-day management and investment strategies of the Outlook Funds. Subject to shareholder approval, the implementation of the changes will commence in June 2006.

Growth and Income Fund

Growth Balanced Fund

Growth Equity Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

Income Plus Fund

Index Fund

Inflation-Protected Bond Fund

Institutional Emerging Markets Fund

Intermediate Government Income Fund

Intermediate Tax-Free Fund

International Core Fund

International Equity Fund

International Value Fund

Large Cap Appreciation Fund

Large Cap Growth Fund

Large Company Core Fund

Large Company Growth Fund

Life Stage - Conservative Portfolio

Life Stages - Aggressive Portfolio

Life Stages - Moderate Portfolio

Liquidity Reserve Money Market Fund

Mid Cap Disciplined Fund

Mid Cap Growth Fund

Minnesota Money Market Fund

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Money Market Trust

Municipal Bond Fund

Municipal Money Market Fund

National Limited-Term Tax-Free Fund

National Tax-Free Fund

National Tax-Free Money Market Trust

National Tax-Free Money Market Fund

Nebraska Tax-Free Fund

Opportunity Fund

Overland Express Sweep Fund

Overseas Fund

Prime Investment Money Market Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Disciplined Fund

Small Cap Growth Fund

Small Cap Opportunities Fund

Small Cap Value Fund

Small Company Growth Fund

Small Company Value Fund

Small/Mid Cap Value Fund

Specialized Financial Services Fund

Specialized Health Sciences Fund

Specialized Technology Fund

Stable Income Fund

Strategic Income Fund

Strategic Small Cap Value Fund2

Total Return Bond Fund

Treasury Plus Money Market Fund

U.S. Value Fund

Ultra Short Duration Bond Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

Value Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation Portfolio

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

Wells Fargo Variable Trust

VT Asset Allocation Fund

VT C&B Large Cap Value Fund

VT Discovery Fund

VT Equity Income Fund

VT International Core Fund

VT Large Company Core Fund

VT Large Company Growth Fund

VT Money Market Fund

VT Small/Mid Cap Value Fund

VT Opportunity Fund

VT Small Cap Growth Fund

VT Total Return Bond Fund

Schedule A amended: May 1, 2006

[2]	On February 8, 2006, the Board of Trustees approved the establishment of Strategic Small Cap Value Fund, which is expected to commence operations in 2006.

The foregoing schedule is agreed to as of May 1, 2006 and shall remain in effect until changed in writing by the parties.

Each of the Trusts on Schedule A

BY:	/s/ Stacie D. DeAngelo
Stacie D. DeAngelo
Senior Vice President

ATTEST:

BOSTON FINANCIAL DATA SERVICES, INC.

BY:

ATTEST:

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